UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/11/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        In its meeting held on November 13, 2008, the independent members of the Board of Directors of KLA Tencor Corporation (the "Company") approved an amendment and restatement of the Company's Executive Severance Plan (the "Severance Plan") to (a) make certain clarifications to the wording of the Plan (none of which materially alter the benefits payable or other key terms under the Severance Plan) to ensure clarity in the administration and application of the terms thereof, and (b) bring the provisions of the Severance Plan into documentary compliance with the applicable requirements of Section 409A of the Internal Revenue Code and the Treasury regulations issued thereunder (collectively, "Section 409A") and thereby continue to facilitate the administration of the Severance Plan in compliance with those requirements. Specifically, the primary amendments to the Severance Plan were as follows:

--        A revised definition of "Employee" and the addition of a defined term "Employer Group" to ensure that an individual will continue to be considered an employee for purposes of the Severance Plan so long as he or she remains an employee of the Company or any of its majority-owned subsidiaries (instead of being strictly tied to employment with the Company);

--        The definition of "Good Reason" has been amended to bring it within the safe harbor definition of such term as contained in the most recent Treasury regulations under Section 409A;

--        Addition of defined terms "Separation from Service" and "Specified Employee" (in each case conforming to the applicable requirements of Section 409A) and the use of such terms throughout the Severance Plan to ensure that the terms of the Severance Plan will be applied in a manner consistent with Section 409A;

--        Addition of provisions requiring that payment of any amounts constituting deferred compensation under Section 409A that become payable by reason of the participant's Separation from Service will be delayed until the earlier of (a) one day following the six-month anniversary of the Separation from Service or (b) the participant's death, for any participant designated as a "Specified Employee" as of the date of Separation of Service where the payment of such amounts before such time would constitute a prohibited distribution under Section 409A (subject to exceptions from such deferral requirement with respect to payments to Specified Employees for (i) amounts payable between the date of Separation from Service and March 15 of the following calendar year and (ii) other amounts payable in the two full calendar years following the year of the Separation of Service, to the extent such amounts do not exceed the lesser of (A) the participant's annualized compensation or (B) the applicable compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code in effect for the year in which the Separation from Service occurs);

--        Administrative changes to clarify and simplify the procedures regarding payment of benefits under the Severance Plan, such as making payments in accordance with the payroll procedures generally applicable to Company employees, ensuring that the first payment of benefits will be made within 60 days of the Separation from Service, and aligning the payment of certain benefits so that they are paid simultaneously;

--        In the context of a termination of employment outside of a change of control period, clarification of the participant's right to receive pro-rated acceleration of equity so that such benefit is only equal to the incremental amount of vesting (if any) necessary to ensure that the vesting of the participant's equity awards will be prorated to represent the participant's actual period of service through the end of the month during which the termination occurs;

--        Enhancements to the mechanism for applying and administering Section 280G of the Internal Revenue Code to benefits potentially payable under the Severance Plan, including provisions requiring the delay of any applicable tax gross-up payment as necessary to comply with Section 409A; and

--        A specific limitation on the amount of benefits payable to a participant under the Severance Plan in the event the participant violates the covenant not to compete with the Company following a Separation from Service.

The foregoing description of the amended and restated Severance Plan is qualified in its entirety by reference to the Severance Plan, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending December 31, 2008, which the Company expects to file with the Securities and Exchange Commission on or prior to February 9, 2009.

In addition, on November 11, 2008, the Compensation Committee approved three separate forms of restricted stock unit agreement for use, effective immediately, under the Company's 2004 Equity Incentive Plan, the plan under which the Company's employees (including its executive officers) are granted equity awards. These new forms of agreement (one form each for the United States, France, and all other international jurisdictions) are attached hereto as Exhibits 10.44, 10.45 and 10.46, respectively.

Item 8.01.    Other Events

On March 15, 2007, the Company disclosed in a Current Report on Form 8-K various elements of the equity award grant procedures that had been adopted by the Compensation Committee and Board of Directors. On November 13, 2008, the Board of Directors, through an amendment to the Charter of the Compensation Committee, approved the following changes to certain of those previously disclosed elements:

--        The equity award grant process has been modified to clarify the Compensation Committee's sole authority for granting stock options and restricted stock awards to Company employees and executive officers (other than the Company's Chief Executive Officer). Going forward, the Board of Directors will only receive formal notification of equity awards approved by the Compensation Committee to the Company's executive officers. The independent members of the Board of Directors, however, will continue to possess sole authority for approving any equity awards to the Company's Chief Executive Officer.

--        The authority of the Compensation Committee has been modified to make clear that equity awards may be approved by the Compensation Committee, as part of its general procedures, at any of its regularly scheduled meetings. Under the previously disclosed policy, the established practice of the Compensation Committee was to approve equity grants at the Committee's quarterly meetings. Consistent with the prior policy, the Committee retains the ability in non-routine circumstances (such as in connection with the hiring of a senior executive or the closing of an acquisition or other strategic transaction) to approve equity grants by calling a special meeting or, if that is not feasible, by unanimous written consent.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

10.44        Form of Restricted Stock Unit Agreement for U.S. Employees (approved November 2008)

10.45        Form of Restricted Stock Unit Agreement for French Participants (approved November 2008)
10.46        Form of Restricted Stock Unit Agreement for Non-U.S. Employees (approved November 2008)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 17, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.44	Form of Restricted Stock Unit Agreement for U.S. Employees (approved November 2008)
EX-10.45	Form of Restricted Stock Unit Agreement for French Participants (approved November 2008)
EX-10.46	Form of Restricted Stock Unit Agreement for Non-U.S. Employees (approved November 2008)